UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 16, 2026
 CONDUENT INCORPORATED
(Exact name of registrant as specified in its charter)

New York	001-37817	81-2983623
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

100 Campus Drive,	Suite 200,
Florham Park,	New Jersey
07932
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (844) 663-2638
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CNDT	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR 240.12b-2).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
On October 16, 2026, Conduent Incorporated, Conduent Business Services, LLC and Conduent State & Local Solutions, Inc. (collectively, the "Company") entered into a Class Action Settlement Agreement and Release (the "Settlement Agreement") with the plaintiffs to the previously disclosed consolidated class action lawsuit (In re: Conduent Business Services Data Breach Litigation) pending in the U.S. District Court for the District of New Jersey (the "Court"), which arises from the Company's previously disclosed January 2025 cybersecurity incident (the "cyber incident"), and, if approved by the Court, will resolve such lawsuit.
Under the Settlement Agreement, the Company will fund $80 million into a non-reversionary settlement fund, which amount will be inclusive of the recovery amount for class members, costs of credit and medical data monitoring, fees for the plaintiffs’ counsel, and the costs of administering the settlement, and is the Company's total monetary obligation under the Settlement Agreement. Upon final approval, the Settlement Agreement releases the Company, the Company's affected clients, and such clients’ affected customers, from claims arising out of or relating to the cyber incident. The Settlement Agreement is not an admission of fault or liability, which the Company denies, and remains subject to Court approval.
As previously disclosed, the Company maintains cyber insurance and does not expect this settlement to have a material impact on its financial position, results of operations or cash flows.
The foregoing description is not complete and is qualified in its entirety by reference to the Settlement Agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”) and incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Class Action Settlement Agreement and Release, dated October 16, 2026, among the Company and the plaintiffs, on behalf of themselves and the proposed settlement class.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements
This Report and any exhibits to this Report may contain "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995, as amended. The words "anticipate," "believe," "estimate," "expect," "plan," "intend," "will," "aim," "should," "could," "forecast," "target," "may," "continue to," "endeavor," "if," "growing," "projected," "potential," "likely," "see," "ahead," "further," "going forward," "on the horizon," and similar expressions (including the negative and plural forms of such words and phrases), as they relate to us, are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but may not be limited to, statements regarding the cyber incident and the Settlement Agreement, including the expected impacts of the Settlement Agreement on the Company’s financial position, results of operations or cash flows. These statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, many of which are outside of our control, that could cause actual results to differ materially from those expected or implied by such forward-looking statements contained in this Report, any exhibits to this Report and other public statements we make. Important factors and uncertainties that could cause our actual results to differ materially from those in our forward-looking statements include, but are not limited to: the possibility that the Court may materially alter or fail to approve the Settlement Agreement; uncertainties regarding the outcome of other legal proceedings or government investigations related to the cyber incident; unexpected costs or liabilities in connection with the Settlement Agreement and cyber incident; the risk of litigation or regulatory actions related to the cyber incident; availability and timing of cyber insurance recovery; and other factors that are set forth in the "Risk Factors" and other sections of our Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with or furnished to the Securities and Exchange Commission. Any forward-looking statements made by us in this Report speak only as of the date on which they are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether because of new information, subsequent events or otherwise, except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this report to be signed on its behalf by the undersigned duly authorized.
Date: October 16, 2026

CONDUENT INCORPORATED

By:	/s/ ANNA NOVOSELETSKY
Anna Novoseletsky
Executive Vice President, General Counsel and Secretary